Exhibit (h)(2)

SCHEDULE A

to the

ETF Master Services Agreement
between

Exchange Listed Funds Trust
and

Ultimus Fund Solutions, LLC
dated December 5, 2023

Fund Portfolio(s)

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Bancreek Capital Advisors, LLC
 Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Cabana Asset Management

Cabana Target Drawdown IO ETF
Cabana Target Beta ETF

Cabana Target Leading Sector Moderate ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Long Pond Capital, LP

Long Pond Real Estate Select ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Saba Capital Management, L.P.
Saba Closed-End Funds ETF

Exchange Traded Concepts, LLC advised Fund(s)

Akros Monthly Payout ETF

QRAFT AI-Enhanced U.S. Large Cap Momentum ETF
QRAFT AI-Enhanced U.S. Large Cap ETF

LG QRAFT AI-Powered US Large Cap Core ETF
Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF
PLUS Korea Defense Industry Index ETF

Signatures are located on the next page.

The parties duly executed this Schedule A as of December 16, 2024.

Exchange Listed Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Gary Tenkman
Name:	J. Garrett Stevens	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Schedule A to Ultimus ETF Master Services Agreement	A-2